[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Execution Version
ADDITIONAL AIRCRAFT PURCHASE AGREEMENT
ASSIGNMENT
dated August 11, 2026

between

ALLEGIANT AIR, LLC
as Assignor
and
SUN TAIL PDP LLC
as Assignee

As Consented and Agreed to
by
The Boeing Company

Relating to Sixteen (16) Boeing Model 737-8 Aircraft with contracted delivery months of delivery in January 2027 through September 2027 under
Purchase Agreement No. [***]

4928-9192-6473v3

CONTENTS

1.    DEFINITIONS AND INTERPRETATION    1
2.    ASSIGNMENT AND ASSUMPTION AND CONSIDERATION    3
3.    REPRESENTATIONS AND WARRANTIES    4
4.    UNDERTAKINGS AND ACKNOWLEDGEMENTS    5
5.    APPLICATION OF ADVANCE PAYMENT AMOUNTS    6
6.    GENERAL TERMS    7

THIS ADDITIONAL AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT is made on August 11, 2026 (this Assignment) between ALLEGIANT AIR, LLC, a limited liability company formed under the laws of the State of Nevada, having its principal office at 1201 North Town Center Drive, Las Vegas, Nevada 89144 (Assignor), and SUN TAIL PDP LLC, a limited liability company formed under the laws of the State of Delaware, having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, New Castle County, Delaware, 19890-1605 (Assignee).

BACKGROUND:
APursuant to the PDP Credit Facility, the lenders party thereto have agreed to advance funds to the Assignee, the repayment of which will be guaranteed by the Assignor and Guarantor Parent in order to finance or refinance (as applicable) certain Advance Payments made or due (as applicable) to The Boeing Company (Boeing) in respect of the purchase of the Aircraft;
BPursuant to the Additional Aircraft Purchase Agreement, the Assignor agreed to buy certain aircraft from Boeing and Boeing agreed to sell certain aircraft to the Assignor upon the terms and subject to the conditions contained therein;
CThe Assignor wishes to transfer to the Assignee all of its rights and, subject to clause 4(d), obligations under the Additional Aircraft Purchase Agreement in relation to the Aircraft and the Assignee wishes to acquire such rights and obligations; and
DThe Assignee has appointed the Assignor as its agent to address all matters regarding the Additional Aircraft Assigned Purchase Agreement with Boeing including performance of the obligations assumed by, and the exercise of the rights assigned to, the Assignee under the Additional Aircraft Assigned Purchase Agreement.
IT IS AGREED:
NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.DEFINITIONS AND INTERPRETATION
1.1Definitions
Except as otherwise defined herein, capitalized terms shall have the same meanings as ascribed thereto in the Additional Aircraft Assigned Purchase Agreement. The following terms shall have the following meanings:
Additional Aircraft Assigned Purchase Agreement means the provisions of the Additional Aircraft Purchase Agreement in respect of the Aircraft specifically set forth in Schedule 1 hereto and subject to the reservation in clause 2(b).
Additional Aircraft Purchase Agreement means the Purchase Agreement No. [***] dated as of December 31, 2021 between Boeing and the Assignor.
Advance Payments has the meaning ascribed thereto in the Consent and Agreement.
Advance Payment Amounts means, in relation to the Aircraft, the sum of all Advance Payments paid and payable by the Assignor or the Assignee (as applicable) to Boeing and actually received by Boeing under the Additional Aircraft Purchase Agreement or Additional Aircraft Assigned Purchase Agreement (as applicable).
Aircraft has the meaning ascribed thereto in the Consent and Agreement.
Assignee Purchase Price has the meaning ascribed thereto in the Consent and Agreement.
Assigned Rights means the rights assigned pursuant to clause 2(a) of this Assignment.
Boeing Consent means the consent and agreement of The Boeing Company substantially in the form set forth in Exhibit A to this Assignment.
Borrower Parent means Sun Tail PDP Trust.
Borrower Pledge Agreement means the pledge agreement entered into in respect of the membership interests of the Assignee dated as of November 1, 2023 between Borrower Parent and Security Trustee.
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Collateral Assignment has the meaning ascribed thereto in the Consent and Agreement.
Consent and Agreement means the Boeing Consent to Collateral Assignment of Purchase Agreement Rights dated on or about the date hereof between the Assignee, the Security Trustee and Boeing.
Guarantor Parent means Allegiant Travel Company.
Letter of Partial Reassignment means a letter of partial reassignment substantially in the form set forth in Exhibit B to this Assignment.
Parties means, collectively, the Assignor and the Assignee (each, a Party).

PDP Credit Facility has the meaning ascribed thereto in the Consent and Agreement.
Secured Parties has the meaning ascribed to it in the PDP Credit Facility.
Security Trustee means the Assignee as defined in the Consent and Agreement.
1.2Interpretation
The rules of interpretation set out in the Additional Aircraft Assigned Purchase Agreement shall apply to this Assignment.
2.ASSIGNMENT AND ASSUMPTION AND CONSIDERATION
As of the date of this Assignment:
(a)Assignment. Except as specifically reserved herein and subject to clause 4(d), the Assignor assigns and transfers to the Assignee all of the rights, title, interest and benefit, liabilities and obligations (present and future, actual and contingent) of the Assignor under the Additional Aircraft Purchase Agreement in respect of the Aircraft, as set out in the Additional Aircraft Assigned Purchase Agreement. In consideration of the foregoing assignment, the Assignee agrees to pay to the Assignor an amount equal to the Advance Payments in respect of the Aircraft paid by the Assignor to Boeing and actually received by Boeing under the Additional Aircraft Purchase Agreement, as set out in Exhibit C to the Consent and Agreement.
(b)Reservation. Assignor reserves exclusively to itself all of Assignor’s rights, title, interests and benefits in and to the Additional Aircraft Purchase Agreement other than those specified as included in the Additional Aircraft Assigned Purchase Agreement (including for the avoidance of doubt in respect of aircraft other than the Aircraft).
(c)Assumption. The Assignee assumes and undertakes all of the liabilities and obligations of the Assignor under the Additional Aircraft Assigned Purchase Agreement, whether such liabilities occurred prior to the execution of this Assignment or not, in every way as if the Assignee had, in relation to the Aircraft, at all times been a party to the Additional Aircraft Purchase Agreement in place of the Assignor.
(d)Performance. The Assignee shall, to the exclusion of the Assignor, perform the Assignor’s obligations under the Additional Aircraft Assigned Purchase Agreement and is bound by the terms of the Additional Aircraft Assigned Purchase Agreement in every way as if the Assignee had, in relation to the Aircraft, at all times been a party to the Additional Aircraft Purchase Agreement in place of the Assignor.
(e)Boeing Consent. This Assignment is contingent on Boeing giving its consent to the aforesaid assignment, transfer, assumption and undertaking in the form of the Boeing Consent at the end of this document.
(f)[***]
(g)Assignee’s Obligations. The Assignee’s obligations under this Assignment with respect to the Aircraft shall be no greater than the obligations of the Assignor under the Additional Aircraft Purchase Agreement with respect to the

Aircraft, except that the purchase price of each Aircraft payable by the Assignee will be the Assignee Purchase Price and that the Advance Payments schedule will be as set forth in Exhibit C to the Consent and Agreement.
(h)Reassignment. The Parties and Boeing acknowledge and agree that, subject to the provisions of the Boeing Consent at the end of this Assignment, upon any reassignment of the Assigned Rights in respect of an Aircraft to the Assignor by way of a Letter of Partial Reassignment, all of the Assignee’s right, liability, title and interest in, to and under the Additional Aircraft Assigned Purchase Agreement with respect to such Aircraft (including Advance Payment Amounts) shall be reassigned to the Assignor. The Assignee and the Assignor shall provide to Boeing immediately prior to the coming into effect of any reassignment contemplated by this clause 2(h) a Letter of Partial Reassignment in the form scheduled hereto and the effectiveness of such reassignment shall be subject to the countersignature thereof by Boeing.
(i)Specified Aircraft. This clause 2 and, without limitation, the assignments and assumptions made hereunder shall apply only to the Aircraft and not to any other aircraft which are the subject of the Additional Aircraft Purchase Agreement.
Each of the foregoing agreements is conditional on, and takes effect simultaneously with, the others.
3.REPRESENTATIONS AND WARRANTIES
(a)Each Party to this Assignment represents and warrants to each other Party that:
(i)it is a company duly incorporated and validly existing under the laws of the place of its incorporation and has full power and authority to execute and perform this Assignment;
(ii)it has taken all necessary legal and corporate action to authorize the execution and performance of this Assignment and, in the case of the Assignor only, that it has the power to assign its rights under the Additional Aircraft Purchase Agreement in respect of each of the Aircraft pursuant to this Assignment;
(iii)its execution and delivery of this Assignment, and the performance by it of its obligations hereunder, does not, and will not, violate any provision of its constitutional documents or any provision of any applicable law in any material respect; and
(iv)this Assignment constitutes a legal, valid and binding obligation of such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, examinership or similar laws affecting the rights of creditors generally, and by general principles of equity and except for any other limitations or qualifications customarily set out in legal opinions of qualified and reputable counsel in the relevant jurisdiction with respect to the enforceability of agreements of this nature.
(b)The Assignor represents and warrants to the Assignee that:

(i)to the best of its knowledge, all extracts of the Additional Aircraft Assigned Purchase Agreement provided by Assignor to the Secured Parties are true and accurate as at the date they were provided;
(ii)it is not in default with respect to any Aircraft under the Additional Aircraft Purchase Agreement and there is not otherwise a default or other circumstance which would permit Boeing to terminate the Additional Aircraft Purchase Agreement with respect to any Aircraft;
(iii)it has not created or granted any security interest in relation to the Aircraft with respect to the Additional Aircraft Purchase Agreement or its rights thereunder except as contemplated in the Consent and Agreement;
(iv)the Additional Aircraft Purchase Agreement is in full force and effect with respect to the Aircraft and (to the best of its knowledge) none of the other parties thereto are, in breach of any of their obligations respectively thereunder; and
(v)it has the power to provide the guarantee between it and Boeing relating to the obligations of the Assignee under the Additional Aircraft Assigned Purchase Agreement dated on or about the date hereof.

4.UNDERTAKINGS AND ACKNOWLEDGEMENTS
(a)Assignee Bound as if Assignor. Assignee agrees, expressly for the benefit of Boeing, that (without in any way releasing Assignor from any of its duties or obligations under the Additional Aircraft Purchase Agreement or the Additional Aircraft Assigned Purchase Agreement), insofar as the provisions of the Additional Aircraft Assigned Purchase Agreement relate to the Aircraft or other things (including, without limitation, data, documents, training and services) delivered or to be delivered pursuant to the Additional Aircraft Assigned Purchase Agreement in relation to an Aircraft, the terms and conditions of the Additional Aircraft Assigned Purchase Agreement, including without limitation the warranty disclaimer and insurance and indemnity provisions in the Additional Aircraft Assigned Purchase Agreement, including but not limited to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 11 of Part 2 of Exhibit C to the AGTA “Disclaimer and Release; Exclusion of Liabilities” and the insurance provisions in Article 8.2 “Insurance” of the AGTA, shall apply to and be binding upon Assignee to the same extent as if Assignee had been the original "Customer" thereunder.
(b)No Additional Liability. Assignor and Assignee agree, expressly for the benefit of Boeing, that nothing contained herein shall subject Boeing to any liability to which it would not otherwise be subject under the Additional Aircraft Assigned Purchase Agreement or modify in any respect the contract rights of Boeing thereunder or require Boeing to divest itself of title to or possession of the Aircraft until delivery thereof and payment therefor as provided in the Additional Aircraft Assigned Purchase Agreement.
(c)Notification to Boeing. Assignor and Assignee agree, expressly for the benefit of Boeing, that for all purposes of this Assignment, Boeing shall not be deemed to have knowledge of and need not recognize any event, condition, right, remedy or dispute affecting the interests of Assignor or Assignee hereunder unless and until Boeing shall have received written notice thereof from Assignor or Assignee addressed to its Vice President - Contracts at P.O. Box 3707, Mail Code 1C2-0AIR, Seattle, Washington 98124, if by mail, and in acting in accordance with the Additional Aircraft Assigned Purchase Agreement and this Assignment, Boeing may conclusively rely upon such notice.
(d)Obligations of Assignor. Assignor agrees, expressly for the benefit of Boeing, that notwithstanding anything contained herein to the contrary: (i) Assignor shall at all times remain liable to Boeing under the Additional Aircraft Purchase Agreement to perform all duties and obligations of the "Customer" thereunder to the same extent as if this Assignment had not been executed except to the extent that such duties and obligations are in fact performed by or on behalf of Assignee, and (ii) the exercise by Assignee of any rights assigned hereunder shall not release Assignor from any of its duties or obligations to Boeing under the Additional Aircraft Purchase Agreement except to the extent that such exercise by or on behalf of Assignee shall constitute performance of such duties or obligations.
(e)Further Assurances. Each of Assignor and Assignee agrees expressly for the benefit of Boeing, that at any time and from time to time upon the written request of Boeing, said Party shall promptly and duly execute and deliver any and all such further assurances, instruments and documents and take all such further action as Boeing may reasonably request in order to obtain the full benefits of the undertakings of Assignor and Assignee set forth in this Assignment.
(f)Confidentiality. The Assignor and Assignee each individually confirms for the benefit of Boeing that they will maintain in confidence the terms of the Additional Aircraft Assigned Purchase Agreement, as required by the terms thereof, except for such disclosure as is permitted by the Additional Aircraft Assigned Purchase Agreement or has been specifically authorized by Boeing or the Consent and Agreement.
(g)Prior to Reassignment. Assignor and Assignee agree that, prior to the reassignment to the Assignor of the Assigned Rights relating to a specific Aircraft pursuant to clause 2(h) (Reassignment) and delivery of an Aircraft to Assignee or its nominee, but subject to the Consent and Agreement, Boeing will be entitled to deal exclusively with Assignee in accordance with the Additional Aircraft Assigned Purchase Agreement and Boeing will have no obligation, duty or liability to or with respect to Assignor under the Additional Aircraft Assigned Purchase Agreement for this purpose. Notwithstanding the preceding sentence, Assignor and Assignee acknowledge and agree that Assignee has appointed Assignor as its sole and exclusive agent to address all matters regarding the Additional Aircraft Assigned Purchase Agreement with Boeing and said parties have executed and delivered to Boeing an Agency Agreement substantially in the form of Exhibit C hereto.
5.APPLICATION OF ADVANCE PAYMENT AMOUNTS
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6.GENERAL TERMS
(a)Counterparts. This Assignment may be executed in any number of identical counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this

Assignment by email (PDF) or facsimile shall be as effective as delivery of a manually executed counterpart of this Assignment. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Assignment, such signature page shall take effect together with such final text as a complete authoritative counterpart. Any Party delivering an executed counterpart of this Assignment by email (PDF) or facsimile shall also deliver an originally executed counterpart; however, the failure of any Party to deliver an originally executed counterpart of this Assignment shall not affect the validity or effectiveness of this Assignment.
(b)Amendments. No amendment, modification or waiver in respect of this Assignment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of Assignor and Assignee and consented to in writing by Boeing.
(c)Onward Transfer of Rights.
Neither the Assignor nor the Assignee may assign, sell, transfer, delegate or otherwise dispose of any of its respective rights or obligations hereunder without the prior written consent of the other Party, the Security Trustee and Boeing, except that:

(i)the Assignee may reassign its rights under the Additional Aircraft Assigned Purchase Agreement to the Assignor pursuant to clause 2(h) (Reassignment); and
(ii)subject to, and in accordance with, the Consent and Agreement, the Assignee may assign its rights hereunder and under the Additional Aircraft Assigned Purchase Agreement to the Security Trustee pursuant to the Collateral Assignment.
(d)Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A., exclusive of Washington’s conflicts of laws principles.
(e)Jurisdiction. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of each of the United States District Court for the Western District of Washington and of the Superior Court of the State of Washington sitting in Seattle, Washington, and of any other appellate court in the State of Washington, in any action or proceeding arising out of or relating to this Assignment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Washington State court, or, to the extent permitted by law, in such federal court. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the jurisdiction of any other courts that may correspond by virtue of such Party’s domicile (present or future), the location of its assets or otherwise. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(f)Notices. The address of the Assignee for notices or communications pursuant to the Additional Aircraft Assigned Purchase Agreement is as follows:

Sun Tail PDP LLC
c/o Wilmington Trust Company, 1100 North Market Street, New Castle County, Delaware, 19890-1605
Attention: Corporate Trust Administration

with a copy to:
ALLEGIANT AIR, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144
Attention: Mr. Robert Neal, Sr. Vice President, Chief Financial Officer
with a copy to:

The Boeing Company
P.O Box 3707
Seattle, Washington 98124-2207
U.S.A.
Attention: Vice President, Contracts
Mail Code
Delivery or Courier
The Boeing Company
Building
7755 E Marginal Way
S Renton, WA 98101
Attention: Vice President, Contracts
Fax: (425) 237-1706

IN WITNESS WHEREOF the parties have executed this Assignment on the date first above written.

For and on behalf of
ALLEGIANT AIR, LLC

EXECUTED by ___________________________ Name: Title:

For and on behalf of
SUN TAIL PDP LLC

EXECUTED by ___________________________
Name:
Title:

SCHEDULE 1

Additional Aircraft Assigned Purchase Agreement

ARTICLES

    1.    Quantity, Model and Description

    2.    Delivery Schedule

    3.    Price

    4.    Payment

    5.    Additional Terms

EXHIBIT

A.Aircraft Configuration

    B.    Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS

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LETTER AGREEMENTS

[***]

GENERAL TERMS

    AGTA-WJE    Aircraft General Terms Agreement

EXHIBIT A
CONSENT AND AGREEMENT OF THE BOEING COMPANY
THE BOEING COMPANY, a Delaware corporation (Boeing), hereby acknowledges notice of and consents to the foregoing Additional Aircraft Purchase Agreement Assignment (Assignment) as it relates to Boeing in respect of the Aircraft. Boeing confirms to Sun Tail PDP LLC (Assignee) that all representations, warranties, indemnities and agreements of Boeing under the Additional Aircraft Assigned Purchase Agreement with respect to the Aircraft will, subject to the terms and conditions thereof and of the Assignment, inure to the benefit of the Assignee to the same extent as if the Assignee were originally named "Customer" therein.
Boeing acknowledges and agrees that ALLEGIANT AIR, LLC (Assignor) shall continue to enjoy all of the right, title, interest and benefits of the Assignor under the Additional Aircraft Purchase Agreement (other than those rights and benefits in relation to the Aircraft under the Additional Aircraft Assigned Purchase Agreement).
This Consent and Agreement will be governed by, and construed in accordance with, the law of the State of Washington, excluding the conflict of laws principles thereof.
Dated as of _____________, 2026

THE BOEING COMPANY

By ________________________
Name:
Title: Attorney-in-Fact

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EXHIBIT B
FORM OF LETTER OF PARTIAL REASSIGNMENT
Boeing 737-8 Aircraft Bearing [MSN] (Aircraft)
This TERMINATION AND PARTIAL REASSIGNMENT is entered into as of [●] by Sun Tail PDP LLC, a limited liability company formed under the laws of the State of Delaware (Assignee), and Allegiant Air, LLC, a limited liability company formed under the laws of the State of Nevada (Assignor).
WITNESSETH:
WHEREAS, Assignor and Assignee are parties to the Additional Aircraft Purchase Agreement Assignment dated as of [●], 2026 (PAA), pursuant to which Assignor assigned to the Assignee the Assigned Rights.
WHEREAS, The Boeing Company (Boeing) acknowledged and consented to the PAA by its execution of the Consent and Agreement of The Boeing Company dated [●], 2026 (Boeing Consent).
WHEREAS, clause 2(h) (Reassignment) of the PAA contemplates that the Assigned Rights relating to the Aircraft will be reassigned to the Assignor upon Boeing’s receipt of this Letter of Partial Reassignment with respect to such Aircraft.
WHEREAS, capitalized terms not otherwise defined herein are used herein with the same meanings ascribed to such terms in the PAA.
NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:
Assignee hereby reassigns to Assignor all of the Assignee’s right, title and interest in, to and under the Additional Aircraft Assigned Purchase Agreement with respect to the Aircraft (including Advance Payment Amounts) under the Additional Aircraft Assigned Purchase Agreement.
IN WITNESS WHEREOF, each of the Assignor and the Assignee has caused this Letter of Partial Reassignment to be duly executed as of the date first above written.
SUN TAIL PDP LLC
as Assignee

By: ________________________
Name:
Title:

ALLEGIANT AIR, LLC
as Assignor

By: ________________________
Name:
Title:

This Letter of Partial Reassignment is hereby acknowledged by:

THE BOEING COMPANY
By: ________________________
Name:
Title:

EXHIBIT C
FORM OF [***] AGREEMENT
[***]

[***]

DATED AS OF ______________ 2026

SUN TAIL PDP LLC By _______________________ Its _______________________	ALLEGIANT AIR, LLC By _______________________ Its _______________________

Acknowledged on ___________ and effective as of this date.

THE BOEING COMPANY

By _______________________
Its _______________________